UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Regeneron Pharmaceuticals, Inc.

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777 Old Saw Mill River Road
Tarrytown, New York 10591-6707

April 28, 2005

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the 2005 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. to be held on Friday, June 10, 2005 at 10:30 in the morning at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591.

The Notice of Annual Meeting and proxy statement in this mailing describe the items we plan to address at the meeting. We will also present a brief report on our business and give you the opportunity to ask questions of interest to Regeneron’s shareholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you can cast your vote by completing the accompanying proxy and returning it in the enclosed prepaid envelope, or by voting through the Internet or by phone using the procedures described in the accompanying proxy statement and proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously submitted a proxy.

I look forward to seeing you on June 10th.

Sincerely,

P. Roy Vagelos, M.D.
Chairman of the Board of Directors

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2005 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. will be held on Friday, June 10, 2005, commencing at 10:30 a.m., at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York, for the following purposes:

(1)	to elect three directors for a term of three years;

(2)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005; and

(3)	to act upon such other matters as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

The board of directors has fixed the close of business on April 15, 2005 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

As Authorized by the Board of Directors,

Stuart Kolinski
Vice President, General Counsel and Secretary

April 28, 2005

IMPORTANT

Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign, and date the accompanying proxy card and return it promptly in the enclosed postage-prepaid envelope, or vote through the Internet or by phone using the procedures described in the accompanying proxy statement and proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously submitted a proxy.

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

April 28, 2005

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING

Why are you receiving these proxy materials?

We are providing these proxy materials to you because Regeneron’s board of directors is asking (technically called soliciting) holders of the Company’s Common Stock and Class A Stock to provide proxies to be voted at our 2005 Annual Meeting of Shareholders. The Annual Meeting is scheduled for June 10, 2005, commencing at 10:30 a.m., at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and your proxy will be used at the Annual Meeting or at any adjournment(s) or postponement(s) of the meeting. The Notice of Annual Meeting of Shareholders, this proxy statement, and the enclosed proxy card are being mailed to shareholders beginning on or about May 5, 2005.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, April 15, 2005, are entitled to vote at the Annual Meeting shares of Common Stock and/or Class A Stock held on that date. As of April 15, 2005, 53,763,234 shares of Common Stock and 2,358,373 shares of Class A Stock were issued and outstanding. The Common Stock and the Class A Stock vote together on all matters as a single class, with the Common Stock being entitled to one vote per share and the Class A Stock being entitled to ten votes per share.

What are you being asked to vote on?

We are asking you to vote on:

•	the election of three directors for a three-year term; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005.

How can you vote?

You may vote in person at the Annual Meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

If you vote by proxy in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy will vote your shares as you have directed in your proxy. If you sign and timely return your proxy card, but no indication is given as to how to vote your shares as to a proposal, your shares will be voted FOR the proposal. The board of directors knows of no matter, other than those indicated above under “What are you being asked to vote on?”, to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named in the proxy card will use their discretion as to how to vote shares represented by duly executed and timely returned proxies.

If you attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your nominee and bring to the Annual Meeting a “legal proxy” authorizing you to vote your “street name” shares held as of the record date.

How do you vote by proxy?

You may vote by proxy (1) by completing, signing, dating, and returning your proxy card in the enclosed envelope, (2) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 9, 2005 or (3) by calling 1-800-690-6903 by 11:59, Eastern Time, on June 9, 2005. If your shares are held in “street name” through a broker, bank or other nominee, you must provide written instructions to the nominee on how to vote your shares. You may also wish to check the voting form used by the firm that holds your shares to see if it offers telephone or Internet voting.

Can you change your vote or revoke your proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised. If you submitted your proxy by mail, you must (i) file with the Secretary of the Company or other designee of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy you previously submitted or (ii) duly execute a later dated proxy relating to the same shares and deliver it to the Secretary of the Company or other designee before the taking of the vote at the Annual Meeting. If you voted by proxy electronically through the Internet or by telephone as described above, you may simply vote again at a later date using the same procedures, in which case the later submitted proxy will be recorded and the earlier vote revoked. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you hold your shares through a broker, bank or other nominee in “street name,” you will need to contact them or follow the instructions in the voting instruction form used by the firm that holds your shares to revoke your proxy.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of the majority of the votes of the shares of Common Stock and Class A Stock issued and outstanding and entitled to vote on the record date, taken together as a single class, will constitute a quorum for the transaction of business at the Annual Meeting. Shares held as of the record date by holders who are present or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for the purposes of establishing a quorum. Broker non-votes occur with respect to a proposal when shares held by a shareholder in street name are not voted with respect to the proposal because the broker has not received voting instructions from the shareholder, and the broker lacks the discretionary voting power to vote the shares on the proposal. Brokers holding your shares in their name will have discretionary voting power to vote those shares with respect to the election of directors (Proposal No. 1) and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2005 (Proposal No. 2) without instruction from you, and accordingly, broker non-votes will not occur with respect to either of these two proposals.

What vote is required to approve each item?

The election of directors will be determined by a plurality of the votes cast in person or by proxy at the Annual Meeting. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2005 requires, and if any other matter is properly brought before the Annual Meeting, such matter will be determined by, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Shares represented by proxies which are marked “WITHHELD” with regard to the election of directors (Proposal No. 1) will be excluded entirely from the vote and thus will have no effect on the outcome of the vote. Shares represented by proxies which are marked “ABSTAIN” with regard to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2005 (Proposal No. 2) will have no effect on the outcome of the vote because abstentions do not constitute votes cast.

What are the board’s recommendations?

The board of directors recommends that you vote:

•	FOR election of the three nominated directors; and

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2005.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

According to the Company’s Certificate of Incorporation, the board of directors is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There are currently three Class I Directors whose terms expire at the 2007 Annual Meeting, three Class II Directors whose terms expire at the 2005 Annual Meeting, and four Class III Directors whose terms expire at the 2006 Annual Meeting (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation or removal).

Biographical information is given below, as of April 15, 2005, for each nominee for Class II Director whose term of office expires at the 2005 Annual Meeting, and for each Class I and Class III Director whose term of office will continue after the 2005 Annual Meeting. The board of directors, upon the recommendation of the Corporate Governance Committee, has nominated for election at the 2005 Annual Meeting Alfred G. Gilman, M.D., Ph.D., Joseph L. Goldstein, M.D., and P. Roy Vagelos, M.D. as Class II Directors for a three-year term expiring at the 2008 Annual Meeting. All of the nominees are presently directors and were previously elected by the shareholders.

Nominees for Class II Directors for Election at the 2005 Annual Meeting for a Term Expiring at the 2008 Annual Meeting

Alfred G. Gilman, M.D., Ph.D.
ALFRED G. GILMAN, M.D., Ph.D., 63, a co-founder of the Company, has been a Director of the Company since July 1990. Dr. Gilman has been the Raymond and Ellen Willie Professor of Molecular Neuropharmacology and Chairman of the Department of Pharmacology at The University of Texas Southwestern Medical Center at Dallas since 1981 and was named interim dean of Southwestern Medical School in May 2004. Dr. Gilman is a member of the National Academy of Sciences. He is the Consulting Editor of “Goodman and Gilman’s The Pharmacological Basis of Therapeutics,” the leading medical pharmacology textbook. Dr. Gilman received the Nobel Prize for Physiology or Medicine in 1994. Dr. Gilman is a member of the Board of Directors of Eli Lilly & Company.

Joseph L. Goldstein, M.D.
JOSEPH L. GOLDSTEIN, M.D., 64, has been a Director of the Company since June 1991. Dr. Goldstein has been the Professor of Medicine and Genetics and Chairman of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas for more than five years. Dr. Goldstein is a member of the National Academy of Sciences. Drs. Goldstein and Brown jointly received the Nobel Prize for Physiology or Medicine in 1985.

P. Roy Vagelos, M.D.
P. ROY VAGELOS, M.D., 75, has been Chairman of the Board of the Company since January 1995. Prior to joining Regeneron, Dr. Vagelos was Chairman of the Board and Chief Executive Officer of Merck & Co., Inc. He joined Merck in 1975, became a director in 1984, President and Chief Executive Officer in 1985, and Chairman in 1986. Dr. Vagelos retired from all positions with Merck in 1994. Dr. Vagelos is the Chairman of the Board of Theravance, Inc.

Class I Directors Continuing in Office Term Expires at the 2007 Annual Meeting

Leonard S. Schleifer, M.D., Ph.D.
LEONARD S. SCHLEIFER, M.D., Ph.D., 52, founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. In 1992, Dr. Schleifer was appointed Clinical Professor of Neurology at the Cornell University Medical School, and from 1984 to 1988 he was Assistant Professor at the Cornell University Medical School in the Departments of Neurology and Neurobiology. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

Eric M. Shooter, Ph.D.
ERIC M. SHOOTER, Ph.D., 80, a co-founder of the Company, has been a Director since 1988. Dr. Shooter has been a Professor at Stanford University School of Medicine since 1968. He was the founding Chairman of the Department of Neurobiology at Stanford University School of Medicine in 1975 and served as its Chairman until 1987. Dr. Shooter is a Fellow of the Royal Society of England and a member of the National Academy of Sciences.

George D. Yancopoulos, M.D., Ph.D.
GEORGE D. YANCOPOULOS, M.D., Ph.D., 45, has been Executive Vice President, Chief Scientific Officer, and President, Regeneron Research Laboratories since December 2000 and a Director since 2001. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President, Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991. In April 2004, Dr. Yancopoulos was elected as a member of the National Academy of Sciences.

Class III Directors Continuing in Office Term Expires at the 2006 Annual Meeting

Charles A. Baker
CHARLES A. BAKER, 72, has been a Director of the Company since February 1989. In September 2000, Mr. Baker retired as Chairman, President, and Chief Executive Officer of The Liposome Company, Inc., a position he had held since December 1989. During his career, Mr. Baker served in a senior management capacity in various pharmaceutical companies, including tenures as Group Vice President, Squibb Corporation (now Bristol-Myers Squibb) and President, Squibb International, and various senior executive positions at Abbott Laboratories and Pfizer, Inc. Mr. Baker currently is a member of the Board of Directors of Progenics Pharmaceuticals, Inc. and Alcide Corporation.

Michael S. Brown, M.D.
MICHAEL S. BROWN, M.D., 64, has been a Director of the Company since June 1991. Dr. Brown is Professor of Medicine and Genetics and the Director of the Center for Genetic Diseases at the University of Texas Southwestern Medical Center at Dallas, a position he has held since 1985. He is a member of the Board of Directors of Pfizer, Inc. His scientific contributions in cholesterol and lipid metabolism were made in collaboration with Dr. Joseph L. Goldstein. Drs. Brown and Goldstein jointly received the Nobel Prize for Physiology or Medicine in 1985.

Arthur F. Ryan
ARTHUR F. RYAN, 62, has been a Director of the Company since January 2003. Mr. Ryan is the Chairman and Chief Executive Officer of Prudential Financial, Inc., one of the largest diversified financial institutions in the world. Prior to joining Prudential in December 1994, Mr. Ryan served as President and Chief Operating Officer of Chase Manhattan Bank since 1990. Mr. Ryan ran Chase’s worldwide retail bank between 1984 and 1990.

George L. Sing
GEORGE L. SING, 55, has been a Director of the Company since January 1988. Since 1998, he has been a Managing Director of Lancet Capital (formerly Caduceus Capital Partners), a venture capital investment firm in the health care field. From 1993 to 1998, Mr. Sing was a general partner of Zitan Capital Partners, an investment and advisory firm. From February 1990 until February 1991, he served as a consultant to Merrill Lynch Venture Capital Inc. From 1982 to February 1990, Mr. Sing was a Vice President and member of the Board of Directors of Merrill Lynch Capital, Inc., a venture capital firm.

The Board Unanimously Recommends a Vote FOR the Election of Alfred G. Gilman, M.D., Ph.D., Joseph L. Goldstein, M.D., and P. Roy Vagelos, M.D. as Class II Directors For a Term Expiring at the 2008 Annual Meeting.

The Corporate Governance Committee will consider a nominee for election to the board of directors recommended by a shareholder of record, if the shareholder submits the nomination in compliance with the requirements of our by-laws and the Guidelines Regarding Director Nominations, which are available on our website under the “Corporate Governance” heading on the “Investor Relations” page at www.regeneron.com. In considering potential candidates for the board of directors, the Corporate Governance Committee shall consider factors such as whether or not a potential candidate: (1) possesses relevant expertise; (2) brings skills and experience complementary to those of the other members of the board; (3) has sufficient time to devote to the affairs of the Company; (4) has demonstrated excellence in his or her field; (5) has the ability to exercise sound business judgment; (6) has the commitment to rigorously represent the long-term interests of the Company’s shareholders; and (7) such other factors as the Corporate Governance Committee may determine from time to time.

In the case of an incumbent director whose term of office is set to expire, the Corporate Governance Committee shall review such director’s overall service to the Company during his term. In the case of a new director candidate, the Corporate Governance Committee shall review whether the nominee is independent based on applicable NASDAQ listing standards and applicable Securities and Exchange Commission and New York State rules and regulations, if necessary.

The Corporate Governance Committee may employ a variety of methods for identifying and evaluating nominees for the board of directors. The Corporate Governance Committee may consider candidates recommended by other directors, management, search firms, shareholders or other sources. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by our directors or management or by third party search firms or other sources. Candidates may be evaluated at regular or special meetings of the Corporate Governance Committee.

The Company has established a process for shareholders to send communications to the members of the board of directors. Shareholders may send such communications by mail addressed to the full board, a specific member or members of the board, or to a particular committee of the board, at 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Corporate Secretary. All such communications will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any individual director or group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

Board Committees

The board has a standing Audit Committee, Compensation Committee, and Corporate Governance Committee, each consisting exclusively of independent directors. The board also has a standing Technology Committee. The board has adopted charters for the Audit Committee, Compensation Committee, Corporate Governance Committee, and Technology Committee, current copies of which are available on our website at www.regeneron.com under the “Corporate Governance Committee” heading on the “Investor Relations” page. Below is a summary description of our board committees.

BOARD COMMITTEES AND MEETINGS

We show below information on the membership, key functions, and number of meetings of each board committee during 2004.

Name of Committee and Members	Key Functions of the Committee		Number of Meetings Held in 2004
AUDIT
George L. Sing, Chairman Charles A. Baker Arthur F. Ryan	•	Select the independent registered public accounting firm and review and approve their engagement letter.	12
	•	Approve non-audit services performed by the independent registered public accounting firm and evaluate the performance and independence of the independent registered public accounting firm.
	•	Review and approve the periodic financial statements and the results of the year-end audit of the Company.
	•	Review and discuss the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures.
	•	Review the independent registered public accounting firm’s recommendations concerning the Company’s financial practices and procedures.
	•	Prepare an annual report of the Audit Committee for the proxy statement and annually evaluate the Audit Committee Charter.

COMPENSATION
Charles A. Baker, Chairman Joseph L. Goldstein, M.D. George L. Sing	•	Approve the annual compensation for the executive officers, including the Chief Executive Officer, and approve the total compensation budget for all Company employees.	8
	•	Oversee the Company’s compensation and benefit plans and policies generally.
	•	Prepare an annual report of the Compensation Committee for the proxy statement.
CORPORATE GOVERNANCE
Alfred G. Gilman, M.D., Ph.D., Chairman Arthur F. Ryan	•	Identify qualified individuals to become members of the board and recommend such candidates to the board.	2
	•	Assess the functioning of the board and its committees and make recommendations to the board concerning the appropriate size, function, and needs of the board.
	•	Make recommendations regarding non-employee director compensation.
	•	Make recommendations to the board regarding corporate governance matters and practices.
TECHNOLOGY
Michael S. Brown, M.D., Chairman Alfred G. Gilman, M.D., Ph.D. Joseph L. Goldstein, M.D. Eric M. Shooter, Ph.D. P. Roy Vagelos, M.D.	•	Review and evaluate the Company’s research and clinical development programs, plans, and policies.	2

The board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. You can find links to this code on our website under the “Corporate Governance” heading on the “Investor Relations” page at www.regeneron.com. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer or our principal financial and accounting officer by posting such information on our website (www.regeneron.com) where it is accessible through the same links noted above.

The board of directors has determined that each of the following directors is an “independent director” within the meaning of Rule 4200 (a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc.: Charles A. Baker, Michael S. Brown, M.D., Alfred G. Gilman, M.D., Ph.D., Joseph L. Goldstein, M.D., Arthur F. Ryan, Eric M. Shooter, Ph.D., and George L. Sing.

The board of directors has determined that each of the current members of the Audit Committee, Messrs. Baker, Ryan, and Sing, is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K, and “independent” for purposes of item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Board Meetings and Attendance of Directors

The board held seven meetings in 2004. All directors attended more than 75% of the total number of meetings of the board and committees of the board held while they were members. Commencing in 2004, at the recommendation of the Corporate Governance Committee, the board adopted the practice of conducting executive sessions of independent directors following each regularly scheduled board meeting. Board members are expected to attend the Company’s Annual Meeting of Shareholders absent a pressing reason, although the Company has no formal policy on the matter. All of the directors attended our 2004 Annual Meeting of Shareholders.

Compensation of Directors

Employee directors receive no compensation for services rendered in their capacity as directors. Non-employee directors receive an annual retainer of $15,000 and a fee of $5,000 for each board meeting attended in person or, once a year, by telephone or videoconference. On April 8, 2005, the board of directors, upon the recommendation of the Corporate Governance Committee, approved an additional retainer of $5,000 per year for the Chairman of the Audit Committee. No other retainer or fees are paid to directors for committee service. Non-employee directors are reimbursed for their actual expenses incurred in connection with their activities as directors.

Under the Company’s 2000 Long-Term Incentive Plan, each non-employee director receives an automatic grant of an option to purchase 15,000 shares of Common Stock on the first business day after January 1 of each year, with an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. These options are exercisable as to one-third of the shares on the anniversary of the date of grant in each of the three subsequent calendar years, and expire ten years following the date of grant. Since 2001, options granted to directors have included a “reload” provision. Non-employee directors who use shares of Common Stock held for at least six months to pay the exercise price of options granted with reload provisions can receive a new option for the number of shares equal to the number of shares surrendered. The new option is granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant of the new option and has an expiration date that is the same as that of the initial option grant. Since 2002, options granted to non-employee directors have included a “change of control” provision, which would cause the immediate vesting of the options in the event that the director’s service as a member of the board is terminated without cause within two years of a defined “change of control.” Each non-employee director would have the right to nullify this acceleration of vesting, in whole or in part, if it would cause the director to pay excise taxes under Internal Revenue Code Section 4999.

On December 31, 1998, Dr. Vagelos entered into an employment agreement with Regeneron, pursuant to which, effective January 1, 1999, he became a part-time employee. Dr. Vagelos did not become an officer of the Company or change his title. His annual compensation as an employee is $100,000. In accordance with the employment agreement, in 1999, the Company issued Dr. Vagelos an option, pursuant to the 1990 Long-Term Incentive Plan, to purchase up to 162,500 shares of Common Stock at an exercise price of $7.41 per share; the option vested over five years. In addition, the Company agreed to recommend to the Compensation Committee that Dr. Vagelos be granted additional stock option grants on or about January 1, 2000 through 2003 in the amount of the greater of (a) 125,000 shares or (b) 125% of the highest annual option grant made to an officer of the Company at the time of each respective year’s annual grant to officers. The Company agreed to recommend a vesting schedule for each year’s annual grant to Dr. Vagelos that would decline ratably from five years for the grant in 1999, to one year for the grant in 2003. On December 15, 2004, the Company issued Dr. Vagelos an option, pursuant to the 2000 Long-Term Incentive Plan, to purchase 312,500 shares of Common Stock at an exercise price of $9.49 per share (the then current fair market value per share of Common Stock); the option vests over four years and contains “reload” and “change of control” provisions identical to the ones described for independent directors. If Dr. Vagelos dies or is disabled while he is employed by the Company, all options granted by the Company to him will immediately become exercisable at the time of death or disability.

EXECUTIVE OFFICERS OF THE COMPANY

All officers of the Company are appointed annually and serve at the pleasure of the board of directors. The names, positions, ages, and background of the Company’s executive officers are set forth below. Except as identified below, there are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has previously been employed or otherwise associated is a parent, subsidiary or affiliate of the Company.

LEONARD S. SCHLEIFER, M.D., Ph.D., 52, founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. In 1992, Dr. Schleifer was appointed Clinical Professor of Neurology at the Cornell University Medical School, and from 1984 to 1988 he was Assistant Professor at the Cornell University Medical School in the Departments of Neurology and Neurobiology. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology. Dr. Schleifer is a member of the Board of Directors of the Biotechnology Industry Organization.

GEORGE D. YANCOPOULOS, M.D., Ph.D., 45, has been Executive Vice President, Chief Scientific Officer and President, Regeneron Research Laboratories since December 2000 and a Director since 2001. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991. He received his Ph.D. in Biochemistry and Molecular Biophysics and his M.D. from Columbia University. In April 2004, Dr. Yancopoulos was elected as a member of the National Academy of Sciences.

MURRAY A. GOLDBERG, 60, has been Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer, and Assistant Secretary since December 2000. Prior to that date, he was Vice President, Finance and Administration, Chief Financial Officer, and Treasurer, positions he held since March 1995, and Assistant Secretary, a position he held since January 2000. Prior to joining the Company, Mr. Goldberg was Vice President, Finance, Treasurer, and Chief Financial Officer of PharmaGenics, Inc. from February 1991 and a Director of that company from May 1991. From 1987 to 1990, Mr. Goldberg was Managing Director, Structured Finance Group at the Chase Manhattan Bank, N.A. and from 1973 to 1987 he served in various managerial positions in finance and corporate development at American Cyanamid Company. Mr. Goldberg received his M.B.A. from the University of Chicago and a M.S. in Economics from the London School of Economics.

RANDALL G. RUPP, Ph.D., 57, has been Senior Vice President, Manufacturing Operations since March 2004. From December 2000 until March 2004, Dr. Rupp was Senior Vice President, Manufacturing and Process Sciences. Prior to December 2000, he was Vice President, Manufacturing and Process

Science, a position he held since January 1992. Dr. Rupp was Director of Manufacturing from July 1991 until December 1992. He received his Ph.D. in Biomedical Sciences from the University of Texas, M.D. Anderson Hospital and Tumor Institution, Houston.

NEIL STAHL, Ph.D., 48, has been Senior Vice President, Preclinical Development and Biomolecular Science since December 2000. Prior to that date, he was Vice President, Preclinical Development and Biomolecular Sciences, a position he held since January 2000. He joined the Company in 1991. Before becoming Vice President, Biomolecular Sciences in July 1997, Dr. Stahl was Director, Cytokines and Signal Transduction. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.

STUART A. KOLINSKI, 39, has been Vice President, General Counsel and Secretary since September 2000. Prior to joining the Company, he was an Assistant General Counsel at Warner-Lambert Company. Mr. Kolinski was employed by Warner-Lambert Company from September 1994 until August 2000. Prior to joining Warner-Lambert Company, Mr. Kolinski was an associate with the law firm of Simpson Thacher & Bartlett LLP. Mr. Kolinski received his J.D. from New York University School of Law.

WILLIAM G. ROBERTS, M.D, 47, has been Vice President, Regulatory Development since May 1999. From 1993 until joining the Company, Dr. Roberts was employed by Merck & Co., Inc. as an Associate Director, Gastroenterology Clinical Research and, subsequently, Director, Regulatory Affairs. He received his M.D. from the Columbia University College of Physicians & Surgeons. Dr. Roberts is a son-in-law of our Chairman, Dr. Vagelos.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 15, 2005, the number of shares of the Company’s Class A Stock and Common Stock beneficially owned by each of the Company’s directors, each of the Named Officers, and all directors and executive officers as a group, based upon information obtained from such persons, and the percentage that such shares represent of the number of shares of outstanding Common Stock and Class A Stock, respectively.

The Class A Stock is convertible on a share-for-share basis into Common Stock. The Class A Stock is entitled to ten votes per share and the Common Stock is entitled to one vote per share. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, the persons named in the table below have sole voting and investment power with respect to all shares of Class A Stock and Common Stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on 2,358,373 shares of Class A Stock and 53,763,234 shares of Common Stock outstanding as of April 15, 2005, except that for each person listed who beneficially owns Class A Stock (and for directors and executive officers as a group), the number of shares of Common Stock beneficially owned by a person (and by directors and officers as a group) and the percentage of Common Stock listed assumes the conversion on April 15, 2005 of all shares of Class A Stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group) into Common Stock and also that no other shares of Class A Stock beneficially owned by others are so converted.

In computing the number of shares of Common Stock beneficially owned by a person (and by directors and executive officers as a group) and the percentage ownership of Common Stock of such person (and by directors and executive officers as a group), shares of Common Stock subject to options held by that person (and by directors and executive officers as a group) that are currently exercisable or exercisable within 60 days after April 15, 2005 were deemed to be outstanding. Such shares were not deemed to be outstanding, however, for the purpose of computing the percentage ownership of Common Stock of any other person.

Management and Directors Stock Ownership Table as of April 15, 2005

	Shares of Class A Stock Beneficially Owned (1)			Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number		Percent of Class	Number (2)		Percent of Class

Leonard S. Schleifer, M.D., Ph.D.	1,717,290	(3)	72.8%	2,858,933	(8)	5.1%
P. Roy Vagelos, M.D.	0		*	2,864,428	(9)	5.2%
Charles A. Baker	62,384	(4)	2.6%	162,974	(10)	*
Michael S. Brown, M.D.	58,049	(5)	2.5%	163,307	(10)	*
Alfred G. Gilman, M.D., Ph.D.	76,237		3.2%	194,212	(10)	*
Joseph L. Goldstein, M.D.	52,000		2.2%	122,000	(11)	*
Arthur F. Ryan	0		*	21,667	(11)	*
Eric M. Shooter, Ph.D.	79,911	(6)	3.4%	179,911	(11)	*
George L. Sing	0		*	172,772	(10)	*
George D. Yancopoulos, M.D., Ph.D.	42,750	(7)	1.8%	929,400	(12)	1.7%
Murray A. Goldberg	0		*	207,174	(13)	*
Randall G. Rupp, Ph.D.	0		*	144,457	(14)	*
Neil Stahl, Ph.D.	0		*	191,048	(15)	*
All Directors and Executive Officers as a Group (15 persons)	2,088,621		88.6%	8,357,966	(16)	13.8%

*	Represents less than 1%

(1)	The inclusion herein of any Class A Stock or Common Stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)	For each person listed who beneficially owns Class A Stock (and for directors and executive officers as a group), the number of shares of Common Stock listed includes the number of shares of Class A Stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group).

(3)	Includes 6,500 shares of Class A Stock, of which the Schleifer Family Foundation, a charitable foundation, is the record owner. Dr. Schleifer is a trustee of this Foundation. Excludes the following shares as to which Dr. Schleifer disclaims beneficial ownership: (i) 29,275 shares of Class A Stock of which Adam Schleifer, a son of Dr. Schleifer, is the record owner; and (ii) 29,275 shares of Class A Stock held in a trust for the benefit of David Schleifer, a son of Dr. Schleifer, of which Harriet Schleifer, the wife of Dr. Schleifer, is the custodian.

(4)	All shares of Class A Stock are held by a limited partnership.

(5)	Includes 2,700 shares of Class A stock held in trust for the benefit of Dr. Brown’s daughter.

(6)	All shares of Class A Stock are held in trust for the benefit of Dr. Shooter’s children (the Shooter Family Trust).

(7)	Includes 19,383 shares of Class A Stock held in trust for the benefit of Dr. Yancopoulos’s children and excludes 205 shares held by Dr. Yancopoulos’s wife. Dr. Yancopoulos disclaims beneficial ownership of the shares of Class A Stock held by his wife.

(8)	Includes 1,025,380 shares of Common Stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 15, 2005 and 2,859 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan. Includes 4,000 shares of Common Stock, of which the Schleifer Family Foundation, a charitable foundation, is the record owner. Dr. Schleifer is a trustee of this Foundation. Excludes the following shares as to which Dr. Schleifer disclaims beneficial ownership: (i) 900 shares of Common Stock of which Adam Schleifer, a son of Dr. Schleifer, is the record owner; and (ii) 900 shares of Common Stock held in a trust for the benefit of David Schleifer, a son of Dr. Schleifer, of which Harriet Schleifer, the wife of Dr. Schleifer, is the custodian.

(9)	Includes 1,514,999 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 15, 2005 and 1,128 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan. Includes 465,220 shares of Common Stock held in a charitable lead annuity trust, and 456,337 shares of Common Stock held in three separate grantor retained annuity trusts, of which Dr. Vagelos is the trustee. Includes 203,199 shares of Common Stock held by the Marianthi Foundation, and 223,545 shares of Common Stock held by the Pindaros Foundation, both charitable foundations, of which Dr. Vagelos is a director and an officer. Dr. Vagelos disclaims beneficial ownership of the shares held by these charitable foundations.

(10)	Includes 100,000 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 15, 2005.

(11)	All shares of Common Stock beneficially owned represent shares of Common Stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 15, 2005.

(12)	Includes 822,200 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 15, 2005 and 2,832 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan.

(13)	Includes 168,481 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 15, 2005 and 2,859 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan.

(14)	Includes 132,500 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 15, 2005 and 2,814 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan.

(15)	Includes 175,000 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 15, 2005 and 2,777 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan.

(16)	Includes 4,535,227 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 15, 2005 and 18,332 shares of Common Stock held in accounts under the Company’s 401(k) Savings Plan.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is the name and address of, and the number of shares of Class A Stock and Common Stock beneficially owned, as of April 15, 2005, by, each person or group of persons known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock or Class A Stock. The Class A Stock is convertible on a share-for-share basis into Common Stock. The Class A Stock is entitled to ten votes per share and the Common Stock is entitled to one vote per share. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A Stock and Common Stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on 2,358,373 shares of Class A Stock and 53,763,234 shares of Common Stock outstanding as of April 15, 2005, except that for the person listed who beneficially owns Class A Stock, the number of shares of Common Stock beneficially owned by the person and percentage of Common Stock listed assumes the conversion on April 15, 2005 of all shares of Class A Stock listed as beneficially owned by such person into Common Stock and also that no other shares of Class A Stock beneficially owned by others are so converted.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of Common Stock of such person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days after April 15, 2005 were deemed to be outstanding. Such shares are not deemed to be outstanding, however, for the purpose of computing the percentage ownership of Common Stock of any other person.

	Shares of Class A Stock Beneficially Owned (1)			Shares of Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Number		Percent of Class	Number (2)		Percent of Class

Leonard S. Schleifer, M.D., Ph.D. 777 Old Saw Mill River Road Tarrytown, NY 10591	1,717,290	(3)	72.8%	2,858,933	(4)	5.1%
P. Roy Vagelos, M.D. 777 Old Saw Mill River Road Tarrytown, NY 10591	0		*	2,864,428	(5)	5.2%
Novartis Pharma AG Lichstrasse 35 CH-4002 Basel, Switzerland	0		*	7,527,050		14.0%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	0		*	6,343,135		11.8%
Barclays Global Investors, NA Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	0		*	4,396,577		8.2%
Kedge Capital Funds Limited, Special Situations I Fund Lord Coutanche House 66–68 Esplanade St. Helier Jersey (Channel Islands) JE4 5YQ	0		*	4,000,000		7.4%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	0		*	3,181,680		5.9%
Aventis Pharmaceuticals Inc. 200 Crossing Boulevard Bridgewater, New Jersey 08807	0		*	2,799,552		5.2%

*	Represents less than 1%

(1)	The inclusion herein of any Class A Stock or Common Stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)	For the person listed who beneficially owns Class A Stock, the number of shares of Common Stock includes the number of shares of Class A Stock listed as beneficially owned by such person.

(3)	Includes 6,500 shares of Class A Stock, of which the Schleifer Family Foundation, a charitable foundation, is the record owner. Dr. Schleifer is a trustee of this Foundation. Excludes the following shares as to which Dr. Schleifer disclaims beneficial ownership: (i) 29,275 shares of Class A Stock of which Adam Schleifer, a son of Dr. Schleifer, is the record owner; and (ii) 29,275 shares of Class A Stock held in a trust for the benefit of David Schleifer, a son of Dr. Schleifer, of which Harriet Schleifer, the wife of Dr. Schleifer, is the custodian.

(4)	Includes 1,025,380 shares of Common Stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 15, 2005 and 2,859 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan. Includes 4,000 shares of Common Stock, of which the Schleifer Family Foundation, a charitable foundation, is the record owner. Dr. Schleifer is a trustee of this Foundation. Excludes the following shares as to which Dr. Schleifer disclaims beneficial ownership: (i) 900 shares of Common Stock of which Adam Schleifer, a son of Dr. Schleifer, is the record owner; and (ii) 900 shares of Common Stock held in a trust for the benefit of David Schleifer, a son of Dr. Schleifer, of which Harriet Schleifer, the wife of Dr. Schleifer, is the custodian.

(5)	Includes 1,514,999 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 15, 2005 and 1,128 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan. Includes 465,220 shares of Common Stock held in a charitable lead annuity trust, and 456,337 shares of Common Stock held in three separate grantor retained annuity trusts, of which Dr. Vagelos is the trustee. Includes 203,199 shares of Common Stock held by the Marianthi Foundation and 223,545 shares of Common Stock held by the Pindros Foundation, both charitable foundations, of which Dr. Vagelos is a director and an officer. Dr. Vagelos disclaims beneficial ownership of the shares held by these charitable foundations.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that during 2004 all reports for the Company’s executive officers and directors that were required under Section 16 of the Securities Exchange Act of 1934 were filed on a timely basis.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock with the cumulative total return of (i) The Nasdaq Pharmaceutical Stocks Index and (ii) The Nasdaq Stock Market (U.S.) Index for the period from December 31, 1999 through December 31, 2004.

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Regeneron	$100	$277	$221	$145	$115	$72
Nasdaq Pharm	100	125	106	69	101	107
Nasdaq-US	100	60	48	33	49	54

The above graph assumes $100 investments on December 31, 1999 in the Common Stock, The Nasdaq Pharmaceutical Stocks Index, and The Nasdaq Stock Market (U.S.) Index, with all dividends reinvested.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements for the past sixteen years.

The board of directors has directed that the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2005 be submitted for ratification by the shareholders at the Annual Meeting. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2005 is not required by the Company’s By-Laws or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2005, the board of directors will consider the matter at its next meeting.

PricewaterhouseCoopers LLP has advised the Company that it will have in attendance at the Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the Annual Meeting.

Information about Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees incurred related to services provided to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and 2003 were:

	2004	2003

Audit Fees	$881,750	$182,550
Audit Related Fees	3,100	202,580
All Other Fees	8,700	3,200

Total Fees	$893,550	$388,330

Audit Fees  Audit fees in 2003 and 2004 were for professional services rendered for the audit of the Company’s financial statements for the fiscal year and reviews of the Company’s quarterly financial statements included in its Form 10-Q filings. Also included in 2004 audit fees were attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002 (S-OX 404) and services related to the preparation and filing of the Company’s “shelf” registration statement on Form S-3.

Audit-Related Fees  Audit related fees for 2003 were primarily for the audit of the Company’s 401(k) Savings Plan and accounting advice and consultation concerning financial accounting and reporting matters, including Company preparation for S-OX 404 attestation in 2004. Audit related fees for 2004 were for accounting advice and consultation concerning financial accounting and reporting matters. Fees for the 2004 audit of the Company’s 401(k) Savings Plan are not included in the amounts reported above since this work has not yet been initiated.

All Other Fees  All other fees for 2003 were for advisory services related to investment incentives and miscellaneous other matters. All other fees for 2004 were for compensation advisory services.

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by PricewaterhouseCoopers. In 2003 and 2004, the Audit Committee pre-approved a general provision of $50,000 for certain types of accounting advisory services; however, no one engagement under the general provision could have an expected cost greater than $25,000. Management is responsible for notifying the Audit Committee of the status of accounting advisory service engagements at regularly scheduled Audit Committee meetings and, if the Audit Committee so determines, the general provision is replenished to $50,000. For any accounting advisory engagement expected to cost greater than $25,000, and for any other permissible consulting engagement, management is required to request specific pre-approval from the Audit Committee, or from the Chairman of the Audit Committee to whom the Audit Committee has delegated authority to approve such services, provided the Chairman reports any such approvals to the Audit Committee at its next scheduled meeting.

The Audit Committee did not utilize the de minimus exception to the pre-approval requirements to approve any services provided by PricewaterhouseCoopers LLP during fiscal year 2004.

The Board of Directors Unanimously Recommends a Vote FOR Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ended December 31, 2005.

AUDIT COMMITTEE REPORT

We have reviewed the audited financial statements of the Company for the year ended December 31, 2004, which are included in the Company’s Annual Report on Form 10-K and met with both management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss those financial statements. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (“Communication with Audit Committees”), which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also discussed with the independent registered public accounting firm their independence relative to the Company and received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company), as modified or supplemented.

Based on the foregoing discussions and review, the Audit Committee recommended to the board of directors that the audited financial statements of the Company for the year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

We have appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. This appointment was based on a variety of factors, including PricewaterhouseCoopers LLP’s competence in the fields of accounting and auditing.

The Audit Committee

George L. Sing, Chairman
Charles A. Baker
Arthur F. Ryan

EXECUTIVE COMPENSATION

Set forth below is information concerning the annual and long-term compensation for services performed during each of the last three fiscal years for Regeneron’s Chief Executive Officer and its four other highest-compensated executed officers (together, the “Named Officers”).

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options (1)	Securities Underlying Restricted Stock Awards (2)	All Other Compensation (3)
Leonard S. Schleifer, M.D., Ph.D.	2004	$634,000	$323,300	$56,086	(4)	250,000	$0	$7,820
President and Chief	2003	$610,000	$355,000	—		250,000	$0	$7,670
Executive Officer	2002	$575,000	$355,000	—		250,000	$0	$7,670

George D. Yancopoulos, M.D., Ph.D.	2004	$496,100	$274,000	—		200,000	$0	$6,150
Executive Vice President, Chief	2003	$477,000	$165,000	—		200,000	$133,601	$6,000
Scientific Officer and President,	2002	$450,000	$165,000	—		200,000	$133,018	$5,500
Regeneron Research Laboratories
Murray A. Goldberg	2004	$339,500	$163,000	—		75,000	$0	$6,150
Senior Vice President, Finance	2003	$323,300	$50,000	—		75,000	$113,204	$6,000
& Administration, Chief	2002	$305,000	$25,000	—		60,000	$100,706	$6,000
Financial Officer, Treasurer,
and Assistant Secretary

Neil Stahl, Ph.D.	2004	$317,500	$120,700	—		100,000	$0	$6,150
Senior Vice President,	2003	$302,400	$30,000	—		100,000	$90,701	$6,000
Preclinical Development	2002	$280,000	$30,000	—		100,000	$95,013	$5,500
and Biomolecular Science

Randall G. Rupp, Ph.D.	2004	$306,100	$112,500	—		75,000	$0	$6,150
Senior Vice President,	2003	$291,500	$25,000	—		50,000	$87,503	$6,000
Manufacturing Operations	2002	$265,000	$0	—		50,000	$50,013	$5,500

(1)	All options granted expire ten years from the date of grant, except for 31,611 of the options granted to Dr. Schleifer in 2004 which expire five years from the date of grant. All options become exercisable ratably over four years beginning one year from the date of grant.

(2)	The amounts shown in this column represent the dollar value of restricted Common Stock on the date of the grant of the restricted stock. All grants of restricted stock are made under the Company’s 2000 Plan. These restricted stock awards vest ratably every six-months over a two-year period from on or about the date of grant.
In December 2002, Dr. Yancopoulos received a grant of 6,846 shares of restricted stock, Mr. Goldberg received a grant of 5,183 shares of restricted stock, Dr. Stahl received a grant of 4,890 shares of restricted stock, and Dr. Rupp received a grant of 2,574 shares of restricted stock.
In December 2003, Dr. Yancopoulos received a grant of 10,277 shares of restricted stock, Mr. Goldberg received a grant of 8,708 shares of restricted stock, Dr. Stahl received a grant of 6,977 shares of restricted stock, and Dr. Rupp received a grant of 6,731 shares of restricted stock.

As of December 31, 2004, the aggregate number of shares of restricted stock held by the Named Officers of the Company and the dollar value of such shares, were: Dr. Schleifer, 0 shares ($0); Dr. Yancopoulos, 9,418 shares ($87,587); Mr. Goldberg, 7,826 shares ($72,782); Dr. Stahl, 6,454 shares ($60,022), and Dr. Rupp, 5,691 shares ($52,926). The dollar values are based on the average of the high and low sales price of Common Stock on December 31, 2004, as reported on the Nasdaq Stock Market, of $9.30.

(3)	Except as described in the next sentence, all amounts represent a matching Company contribution under the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan. For Dr. Schleifer, all annual amounts also include life insurance premiums paid by the Company on behalf of Dr. Schleifer ($1,670).

(4)	Includes automobile and gasoline allowances ($19,733) and a reimbursement of costs for personal financial counseling, together with a tax gross-up related to such reimbursement ($25,943).

Options

All options to purchase Common Stock granted to the Named Officers for 2004 and prior years have been granted under the Company’s 1990 and 2000 Long-Term Incentive Plans. Set forth below is information about grants of options during 2004 to the Named Officers. No Stock Appreciation Rights have been granted by the Company.

Options Granted in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)(1)(2)(3)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	5% ($)	10% ($)
Leonard S. Schleifer, M.D., Ph.D.	31,611	1.2%	10.44	12/15/2009	52,851	153,115
	218,389	8.0%	9.49	12/15/2014	1,303,391	3,303,050
George D. Yancopoulos, M.D., Ph.D.	10,537	0.4%	9.49	12/15/2014	62,887	159,368
	189,463	6.9%	9.49	12/15/2014	1,130,755	2,865,555
Murray A. Goldberg	10,537	0.4%	9.49	12/15/2014	62,887	159,368
	64,463	2.4%	9.49	12/15/2014	384,729	974,978
Randall G. Rupp, Ph.D.	10,537	0.4%	9.49	12/15/2014	62,887	159,368
	64,463	2.4%	9.49	12/15/2014	384,729	974,978
Neil Stahl, Ph.D.	10,537	0.4%	9.49	12/15/2014	62,887	159,368
	89,463	3.3%	9.49	12/15/2014	533,934	1,353,094

(1)	All options granted in 2004 expire ten years from the date of grant, except for 31,611 options granted to Dr. Schleifer in 2004 which expire five years from the date of grant. All options become exercisable ratably over four years, beginning one year from the date of grant.

(2)	Options granted to Named Officers in 2004 included a “reload” provision. Named Officers who use shares of Common Stock held for at least six months to pay the exercise price of options granted with reload provisions can receive a new option for a number of shares equal to the number of shares surrendered. The new option will be granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and will have an expiration date that is the same as that of the initial option grant.

(3)	Options granted to Named Officers in 2004 included a “change of control” provision, which would cause the immediate vesting of the options in the event that the Named Officer is terminated, other than for cause, or if such Named Officer terminates his or her employment for good reason (as defined in the option award agreement) within two years of a defined “change of control.” Each Named Officer has the right to nullify this acceleration of vesting, in whole or in part, if it would cause the Named Officer to pay excise taxes under Internal Revenue Code Section 4999.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows information with respect to the Named Officers concerning options exercised during 2004 and the value of stock options held as of the end of 2004.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Leonard S. Schleifer, M.D., Ph.D.	26,990	185,124	1,025,380	665,000	325,489	—
George D. Yancopoulos, M.D., Ph.D.	—	—	1,255,200	899,800	242,000	—
Murray A. Goldberg	—	—	246,781	181,750	87,435	—
Randall G. Rupp, Ph.D.	66,000	247,424	204,000	151,000	98,150	—
Neil Stahl, Ph.D.	—	—	340,000	260,000	102,100	—

(1)	Based on the average of the high and low sales price of the Common Stock on December 31, 2004, as reported on the Nasdaq Stock Market, of $9.30, less the exercise price.

On January 5, 2005, our Named Officers eligible to participate in an option exchange program, which was approved at a Special Meeting of Shareholders on December 17, 2004, tendered 1,321,147 options for exchange and cancellation. These Named Officers were granted 733,092 replacement options in exchange for options tendered for exchange and cancellation in the option exchange program. Dr. Schleifer was not eligible to participate in the option exchange program. The following table shows the number of securities underlying unexercised options and the value of unexercised in-the-money options held by the eligible Named Officers immediately following the option exchange and cancellation pursuant to the option exchange program.

	Number of Securities Underlying Unexercised Options at January 5, 2005 (#)		Value of Unexercised In-the-Money Options at January 5, 2005 ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
George D. Yancopoulos, M.D., Ph.D.	822,200	956,464	109,000	—
Murray A. Goldberg	168,481	197,867	15,150	—
Randall G. Rupp, Ph.D.	132,500	170,832	32,700	—
Neil Stahl, Ph.D.	175,000	308,332	43,600	—

(1)	Based on the average of the high and low sales price of the Common Stock on January 5, 2005, as reported on the Nasdaq Stock Market, of $8.50, less the exercise price.

Equity Compensation Plan Information

The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of December 31, 2004.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders (1)	15,140,568 shares of Common Stock	$18.68	6,752,387 shares of Common Stock (3)
Equity compensation plans not approved by security holders (2)	0	$0.00	44,246 shares of Class A Stock
Total	15,140,568 shares of Common Stock	$18.68	6,796,633 shares of Common Stock and Class A Stock

(1)	The equity compensation plans approved by the security holders are the 2000 Long-Term Incentive Plan and the 1990 Long-Term Incentive Plan.

(2)	The equity compensation plan not approved by the security holders is the Executive Stock Purchase Plan which is described in note 12(b) to the audited financial statements for the year ended December 31, 2004.

(3)	There is no restriction to the number of shares that may be issued under the 2000 Long-Term Incentive Plan in the form of Restricted Stock.

Employment Agreements

The Company entered into an employment agreement with Leonard S. Schleifer, M.D., Ph.D., effective as of December 20, 2002, providing for his employment with the Company through December 31, 2003 and continuing thereafter on a year-by-year basis unless notice is given by Dr. Schleifer or the Company. Pursuant to the agreement, during the term of his employment, the Company will pay Dr. Schleifer a base salary of not less than $575,000, with such increases as may be determined by the Compensation Committee and approved by the Board. Under his employment agreement, Dr. Schleifer may participate in all Company benefit and incentive programs. During his employment term, the Company will maintain life insurance on Dr. Schleifer’s life in the amount of $1,000,000 payable to beneficiaries designated by Dr. Schleifer. The Company also agreed to maintain long term disability insurance that will pay Dr. Schleifer at least 65% of his salary if he is physically or mentally unable to work. Under the employment agreement, the Company has agreed that in the event that Dr. Schleifer’s employment is terminated other than for cause (as defined in the agreement) or is terminated by Dr. Schleifer for good reason (as defined in the agreement to include specified acts of constructive termination) (collectively, an “Involuntary Termination”), the Company will pay Dr. Schleifer an amount equal to 125% of the sum of his base salary plus his average bonus paid over the past three years, and continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance for 18 months. The Company has agreed that in the event that Dr. Schleifer’s employment is terminated for any reason other than for cause (as defined in the agreement), all of his unexercisable stock options will continue to vest in accordance with the terms of the applicable grant agreement and Dr. Schleifer shall be entitled to exercise the stock options during the original term of such options. Upon an Involuntary Termination within three years after a change in control of the Company or within three months prior thereto, the Company will pay Dr. Schleifer an amount equal to three times the sum of his base salary in effect plus his average bonus paid over the past three years, and continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance for 36 months. If payments under the agreement resulting from a change in ownership as defined in Section 280G(b)(2) of the

Internal Revenue Code exceed certain thresholds, then the Company will pay to Dr. Schleifer an additional amount to cover any excise tax obligations arising therefrom, unless such excise tax obligations could be eliminated altogether by reducing Dr. Schleifer’s cash payments and benefits under the agreement by less than ten percent in which case such benefits and payments will be reduced accordingly.

For a description of the Company’s employment agreement with P. Roy Vagelos, M.D., see “Compensation of Directors.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Company’s executive compensation program is administered by the Compensation Committee, which is comprised of three directors, Mr. Charles A. Baker, Dr. Joseph L. Goldstein, and Mr. George L. Sing, each of whom is an “independent director” under the applicable rules of the National Association of Securities Dealers, Inc., a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Baker serves as chairman of the Compensation Committee. Dr. Goldstein was elected to serve on the Compensation Committee in April 2005. It is part of the Compensation Committee’s responsibility to oversee the Company’s compensation plans and practices and review and establish the individual compensation levels for officers, including Dr. Schleifer, the Company’s Chief Executive Officer. The Compensation Committee considers the views and recommendations of an independent compensation consultant, the Chief Executive Officer, and other directors in determining whether the amounts and types of compensation the Company pays its officers are appropriate. The Compensation Committee also takes into account the Company’s overall performance and independent survey data regarding similarly situated executives at other companies in the biotechnology industry.

Compensation Philosophy and Components

The Company’s executive compensation program is designed to promote the achievement of the Company’s business objectives and, thereby, to maximize long-term corporate performance and shareholder value. The program is intended to provide compensation opportunities that are based, in substantial part, on the Company’s performance, as well as the individual contributions of each officer consistent with the Company’s performance. The compensation packages for officers consist of a combination of base salary, bonuses, and long-term stock-based incentives through the Company’s 2000 Long-Term Incentive Plan.

Base Salaries.    The Compensation Committee approves officer salaries, including that of the Chief Executive Officer and other Named Officers, on an annual basis after reviewing the results of the Company and survey data of salaries at peer companies in the biotechnology industry. An independent compensation consultant retained by the Compensation Committee compiles the survey data.

Bonuses.    The Company does not have formal incentive or bonus plans for executives. As part of the review and setting of annual compensation, annual cash bonuses or restricted stock awards have been awarded to our officers and eligible employees. In 2004, the Chief Executive Officer, Named Officers, and other eligible non-officer employees received cash bonuses. The other executive officers received bonuses in the form of restricted stock awards that vest in two equal installments nine and eighteen months after the date of grant.

Stock Options.    The Compensation Committee believes it is important for stock-based incentives to constitute a significant portion of the compensation package in order to help align executive and shareholder interests. Stock options granted to the Company’s executive officers and other employees of the Company generally include vesting provisions of 25% per year over four years. The Compensation Committee believes that by limiting the exercisability of these stock options over four years, the retention impact of these awards is strengthened.

In determining the total amount and mixture of the compensation package for executive officers, including Dr. Schleifer, the Compensation Committee considers numerous factors, the most important of which are (i) the Company’s overall performance, needs, and objectives, including attracting, motivating, and retaining key management personnel, (ii) individual performance, including the executive officer’s contribution to the Company’s objectives, (iii) compensation of persons holding comparable positions at other similarly situated biotechnology companies, and (iv) the overall value to each executive officer of his or her compensation package. No specific numerical weight is given to any of these factors. The 2004 base salaries, bonuses, and other compensation of the Named Officers are shown in the Summary Compensation Table.

Stock Option Exchange Program

On December 17, 2004, the shareholders of the Company approved a stock option exchange program. Under the option exchange program, “eligible employees,” including executive officers other than Dr. Schleifer, were given the opportunity to surrender for cancellation one or more stock options previously granted to them with an exercise price in excess of $18.00 in exchange for replacement stock options to be granted following the expiration of the option exchange program on January 5, 2005. The number of shares subject to the replacement options was determined based on the then existing options’ exercise price. The exchange ratios under the exchange program (that is, how many existing options an employee would need to surrender in order to receive one replacement option) were determined in a manner intended to provide for an exchange based approximately on fair values of existing options surrendered and replacement options granted, using Black-Scholes models, with aggregate values favorable to shareholders. Replacement options granted to eligible employees, other than the eligible Named Officers, vest in equal installments on the first, second, third, and fourth anniversaries of the grant date. Replacement options granted to the eligible Named Officers only vest if both (i) the Company’s products achieve gross sales of at least $100 million during any consecutive twelve-month period (either directly by the Company or through its licensees) and (ii) the specific Named Officer has remained employed by the Company for at least three years from the date of grant. For all replacement options, the recipient’s vesting and exercise rights are contingent on the recipient’s continued employment through the applicable vesting dates and are subject to the provisions of the 2000 Long-Term Incentive Plan and the applicable option agreement.

The Compensation Committee and the board of directors authorized the option exchange program and recommended its approval by shareholders as a way of revitalizing the incentive value of the Company’s stock options following the decline of the Company’s stock price since 2000. The Compensation Committee believed that by realigning the exercise price of employee stock options with then current market values of the Company’s Common Stock, the Company’s stock option program could again become an important tool to help motivate the Company’s employees. In addition, the Compensation Committee believed that establishing the performance vesting criterion for replacement options granted to the eligible Named Officers would serve as an important additional incentive to create shareholder value. Neither Dr. Schleifer nor the non-employee members of the board of directors were eligible to participate in the option exchange program.

A total of 3,665,819 eligible options were tendered for exchange and cancellation in the option exchange program, of which 1,496,147 were tendered by our executive officers eligible to participate in the option exchange program (the “eligible officers”). A total of 1,977,840 replacement options were granted in exchange for options tendered for exchange and cancellation in the option exchange program, at an exercise price of $8.50 per share, of which an aggregate of approximately 815,588 replacement options were granted to eligible officers.

Chief Executive Officer Compensation

Dr. Schleifer’s annual base salary for 2004 was set at $634,000 compared to $610,000 in the prior fiscal year. Dr. Schleifer received a cash bonus of $323,300 for 2004, which represented a decrease from the $355,000 bonus he received for 2003. In addition, Dr. Schleifer was granted options to purchase 250,000 shares, which was the same as his stock option award at the end of 2003. 218,389 of these options were non-qualified stock options with an exercise price of $9.49 per share (the then current fair market value of the Common Stock), which have a term of ten years. The remaining 31,611 options were incentive stock options with an exercise price of $10.44 per share (110% of the then current fair market value of the Common Stock), which have a term of five years. The options granted to Dr. Schleifer vest over four years (25% per year) commencing on the anniversary of the date of the grant. Dr. Schleifer’s total compensation package was determined in accordance with the criteria outlined above.

Policy on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation over $1 million in any tax year to the Chief Executive Officer and the other Named Officers unless certain conditions are met. The Compensation Committee’s general policy is to take into account, and seek to preserve, the deductibility of compensation in determining the type and amount of compensation payable to executive officers, but may, in some instances, approve compensation which may not be deductible due to the operation of Section 162(m).

The Compensation Committee

Charles A. Baker, Chairman
Joseph L. Goldstein, M.D.
George L. Sing

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 1994, the Company made a $60,000 loan to Dr. Yancopoulos who was then our Vice President, Discovery and is now our Executive Vice President, Chief Scientific Officer, President, Regeneron Research Laboratories, and a director. The loan was repaid in full on its maturity date in August 2004. Since January 1, 2004, the largest aggregate indebtedness under the loan (principal and interest at the rate of 6.83% per year) was $100,878.

OTHER MATTERS

When are shareholder proposals due for the 2006 Annual Meeting of Shareholders?

A shareholder wishing to present a proposal at the 2006 Annual Meeting of Shareholders must submit the proposal in writing and be received by the Company at its principal executive offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591 by January 5, 2006, and must satisfy the other conditions established by the Securities and Exchange Commission for such inclusion, in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

Under our By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the 2006 Annual Meeting may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than 90 days and no later than 60 days prior to the meeting; provided that if less than 70 days notice or public disclosure of the date of the 2006 Annual Meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was first mailed or such public disclosure of the annual meeting was made, whichever first occurs. The notice must contain certain information as specified in our By-Laws. Assuming our 2006 Annual Meeting is held on June 9, 2006 in accordance with the Company’s past practice, and at least 70 days’ notice or prior public disclosure of the date of the 2006 Annual Meeting is given or made to shareholders, notice of such proposals would need to be given no earlier than March 11, 2006 and no later than April 10, 2006. Any proposal received outside of such dates will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal.

What happens if multiple shareholders share an address?

Applicable rules permit brokerage firms and the Company to send one Annual Report and proxy statement to multiple shareholders who share the same address under certain circumstances. This practice is known as “householding.” We believe that householding will provide greater convenience for our shareholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to your home. Consequently, we have implemented the practice of householding for shares held in “street name” and intend to deliver only one Annual Report and one proxy statement to multiple shareholders sharing the same address. If you wish to receive a separate proxy statement for the 2005 Annual Meeting or a 2004 Annual Report, you may find these materials at our internet website (www.regeneron.com) or you may stop householding for your account and receive separate printed copies of these materials by contacting our Investor Relations Department, at Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, or by calling us at 914-345-7400 and these materials will be promptly delivered to you. If you hold shares registered in your name (sometimes called a shareholder of record), you can elect householding for your account by contacting us in the same manner described above. Any shareholder may stop householding for your account by contacting our Investor Relations Department at the address and/or phone number included above. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation and each shareholder at your address will receive individual copies of our disclosure documents.

Are there any other matters to be addressed at the Annual Meeting?

We know of no other matters to be brought before the Annual Meeting, except as set forth in this proxy statement. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely submitted proxies will be voted on any such matter in accordance with the judgment of the persons named as proxies in the enclosed proxy card. Discretionary authority for them to do so is contained in the enclosed proxy card.

Who will pay the costs related to this proxy statement and the Annual Meeting?

The solicitation of proxies is being made on behalf of the Company and we will bear the costs of the solicitation. We will be responsible for paying for all expenses to prepare, print and mail the proxy materials to shareholders. In accordance with the regulations of the Securities and Exchange Commission, we will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to the solicitation by use of the mails, our officers, directors, and employees may solicit the return of proxies by telephone, telegram, or personal interviews.

When can you expect to receive a 2004 Annual Report?

Our Annual Report for the year ended December 31, 2004 is being mailed or made available electronically to shareholders together with these proxy materials. Both the Annual Report and this proxy statement will be posted at our corporate website (www.regeneron.com) soon after they are distributed to shareholders. In addition, interested shareholders may obtain without charge a copy of our Annual Report on Form 10-K (without exhibits), which includes our audited financial statements for the fiscal year ended December 31, 2004, required to be filed with the Securities and Exchange Commission, by making a written request to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591-6707, Attention: Investor Relations, or by calling our Investor Relations Department at (914) 345-7400.

REGENERON PHARMACEUTICALS, INC. 777 OLD SAW MILL RIVER ROAD TARRYTOWN, NY 10591-6707	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 9, 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Regeneron Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 9, 2005. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regeneron Pharmaceuticals, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
RGNRN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGENERON PHARMACEUTICALS, INC.

The Board of Directors recommends a vote FOR the Proposals.

1.	Election of Directors Nominees: 01) Alfred G. Gilman, M.D., Ph.D. 02) Joseph L. Goldstein, M.D. 03) P. Roy Vagelos, M.D.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

		¡	¡	¡

					For	Against	Abstain

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.				¡	¡	¡

In their discretion, the named proxies may vote on such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

SHARES REPRESENTED BY THIS PROXY, IF IT IS PROPERLY SIGNED AND TIMELY RETURNED, WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ABOVE. IF YOU PROPERLY SIGN AND TIMELY RETURN YOUR PROXY CARD BUT DO NOT INDICATE HOW YOUR SHARES ARE TO BE VOTED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

IMPORTANT

Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it promptly in the enclosed postage-prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned a proxy.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

ANNUAL MEETING OF SHAREHOLDERS OF

REGENERON PHARMACEUTICALS, INC.

June 10, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê   Please detach and mail in the envelope provided.   ê

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF REGENERON PHARMACEUTICALS, INC.

The undersigned hereby appoints Leonard S. Schleifer, M.D., Ph.D. and Stuart A. Kolinski, and each of them individually, as lawful proxies, with full power of substitution, and hereby authorizes them, and each of them individually, to represent and vote, as designated on the reverse side of this card, all shares of Common Stock and Class A Stock of Regeneron Pharmaceuticals, Inc. which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company to be held on June 10, 2005 or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

(continued, and to be marked, dated, and signed on the reverse side)